Exhibit 10.2

LOCK-UP/LEAK-OUT AGREEMENT

This Lock-Up/Leak-Out Agreement (this “Agreement”) is made and entered into as of the date set forth in the SPA (as defined below), by and between Bling Marketing, Inc., a Nevada corporation (the “Company”) and the person whose name appears below (the “Shareholder”) (for all purposes hereof, “Shareholder” includes any “affiliate, controlling person of Shareholder, agent, representative or other person with whom Shareholder is acting in concert with), with respect to the following matters:

WHEREAS, Shareholder and NuGene, Inc. have previously entered into that certain Securities Purchase Agreement (“SPA”) attached hereto as an Exhibit A pursuant to which the Shareholder purchased the Convertible Promissory Note of NuGene (the “Convertible Note”) attached hereto as Exhibit B; and

WHEREAS, pursuant to the Convertible Note and the SPA, the unpaid balance and any accrued and unpaid interest under the Convertible Note, upon merger of NuGene with an entity whose shares are trading Over-the-Counter markets (the “Merger”) and closing of a private placement of $2 million in NuGene’s equity (the “Private Placement”) shall become convertible into the shares of common stock of Company (the “Conversion”); and

WHEREAS, the Company shares are listed for trading on Over-the Counter market; and

WHEREAS, on or around December __, 2014, the Company, NG Acquisition, Inc., a California corporation and a wholly owned subsidiary of the Company (“NG Acquisition”) and NuGene have entered into a Merger Agreement pursuant to which NG Acquisition will merge with and into NuGene with NuGene being the surviving entity and wholly owned subsidiary of the Company; and

WHEREAS, on or around December __, 2014, the Company has completed the Private Placement; and

WHEREAS, pursuant to the Merger Agreement the shares of capital stock of NuGene become convertible into the shares of the capital stock of the Company (the “Shares”)

WHEREAS, on completion of the Private Placement and the Merger, the holder of the Note of NuGene will become Shareholder of the Company; and

WHEREAS, there is no current active market for shares of the Company’s common stock; and

WHEREAS, in order to facilitate the Company’s intended corporate endeavors, to assist the Company in connection with certain contemplated actions by the Company following its acquisition of NuGene and to help in fostering and maintaining an orderly public trading market for Company’s securities thereafter, the Shareholder has agreed to enter into this Agreement concerning the possible sale (a “Sale” and the conduct of a Sale, being to “Sell”) of the shares (the “Shares”) of the Company’s common stock (the “Common Stock”) held by the Shareholder as of the date hereof, all on the terms set forth below; and

WHEREAS, the Shareholder will receive a substantial and considerable benefit from the completion by the Company of such contemplated endeavors and actions:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Limitations on Sale. Except as set forth below in (b) , the Shareholder agrees that for 24 months following the closing date of the acquisition of NuGene by the Company (the “Lock Up Period”) the undersigned will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of the Company (each, a “Company Security”), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Shareholder on the date hereof or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Company Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Company Security (each of the foregoing, a “Prohibited Sale”). The Shareholder agrees to sell Common Stock solely on the following terms and subject to the following conditions:

(a)          During the period commencing on the execution and delivery of this Agreement and continuing for 12 months thereof, the Shareholder shall not Sell any of the Shares (the “No Sale Period”); and

(b)          For a period commencing on the next day after the end of the No Sale Period and continuing for next twelve consecutive 30 day periods (each a “Leak Out Period” and collectively, the “Leak Out Periods”), Purchaser shall not without written consent of the Company following authorization by the board of directors of the Company, sell any shares of the Shares of the Company, except in an amount not to exceed 8.33% of the Shares per Leak Out Period. Any amount of Shares remaining unsold during any and all prior Leak Out Periods may not be cumulated and added to the amounts permitted to be sold during any other Leak Out Periods.; and

(c)           Any amount of the Leak Out Shares remaining unsold during any and all prior Leak Out Periods may not be cumulated and added to the amounts permitted to be sold during any of the subsequent Leak Out Periods; and

(d)          In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Shares subject to the Lock-up and Leak Out, or into which such Shares thereby becomes convertible, shall immediately and automatically be subject to the Lock-up and Leak Out terms herein described. To enforce the Lock-up and Leak Out, the Company may impose stop-transfer instructions with respect to the Shares until the end of the Lock-up and Leak Out period.

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(e)          This Agreement shall expire and have no longer any effect on the last day of the Lock Up Period. Shareholder, at his discretion, may sell all remaining Shares without any restrictions starting the next day after the end of Lock Up Period.

2.          Miscellaneous Transfers. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any shares of a Company Security: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Company Security subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the foregoing shall not prohibit privately negotiated transactions, provided (a) the transferees agree, in writing, to be bound to the lock-up/leak-out restrictions of this Letter Agreement for the balance of the Lockup Period and (b) the private transaction (1) does not result in the transfer of the Company Securities to more than ten (10) individuals or entities, (2) such transferees agree in writing to be bound by the terms of this Agreement.

3.          Notice. The Shareholder shall provide written notice to the Company immediately upon any transfer of the Shares covered in Section 2 above, and provide the Company with the date of such transfer and the number of Shares transferred.

4.          Legend. An appropriate legend referencing this Agreement may be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such appropriate restrictions.

5.          Waiver of Limitation. Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock. Notwithstanding anything to the contrary, the Company may make any such waiver in any manner deemed appropriate by the Company in its sole discretion.

6.          Voting; Other Beneficial Rights. Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to its beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

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7.          Adjustment of Number of Shares Upon Certain Transactions. The number of shares of Common Stock included in any monthly allotment that can be sold by the Shareholder shall be appropriately adjusted should the Company make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

8.          Miscellaneous.

(a)          Entire Agreement. This Agreement (including the recitals and exhibits hereto), the agreements, documents and instruments to be executed and delivered pursuant hereto or referred to herein, are intended to embody the final, complete and exclusive agreement between the parties with respect to matters set forth herein and any related transactions; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

(b)          Governing Law and Venue. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law provisions thereof. Venue for any matter arising out of relating to this agreement shall be in the appropriate state or federal court within the state of California. Each party hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to any other party at its address set forth in Section 8(c) hereof, such service being hereby acknowledged by each party to be sufficient for personal jurisdiction in any action against each party in any such court and to be otherwise effective and binding service in every respect.

(c)          Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, by courier or other express private mail service, telecopied, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when delivered personally or express private mail service, telecopied, or if mailed, when actually received as shown on the return receipt or other evidence of receipt. Notices shall be addressed to the parties as follows:

if to Company, to:

Bling Marketing, Inc. at the address set forth in its SEC filings

Attention: Chief Executive Officer

if to the Shareholder, then to the address set forth next to Shareholders name below.

(d)          Binding Effect. This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives. Neither this Agreement, nor any rights or obligations of any party hereunder, may be assigned by a party without the prior written consent of the other party hereto.

(e)          Counterparts; Facsimile Signature. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or scanned signature and any such facsimile or scanned signature shall be deemed to be an original signature for all purposes hereof.

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(f)          Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

(g)          Gender; Tense, Etc. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

(h)          Severability. In the event that any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision or part thereof shall be stricken and of no force and effect. However, unless such stricken provision or part thereof goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

(i)          The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

(j)          Equitable Relief. The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by such Shareholder, that in addition to all other remedies that may be available in law or in equity to the Company, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such defaulting Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company may suffer as a result of any breach or continuation thereof.

(k)          Any transferee of any of the Common Stock of a Shareholder that is covered by this Agreement in a private sale or other transfer shall be subject to the conditions of this Agreement respecting the resale or further transfer of any Common Stock acquired from the Shareholder, and for all such purposes, a transferee or transferees shall be a “Shareholder” as defined herein who together and in the aggregate will be subject to the limitations on sale herein set forth.

(l)          Successors and Assigns. This Agreement shall be binding on the successors and assigns of the parties hereto.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Lock-Up/Leak-Out Agreement as of the day and year first above written.

COMPANY:

Bling Marketing, Inc.
By:
Name:
Title:

SHAREHOLDER:

By:

Name:

Address

Shares

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